                                                                    EXHIBIT 99.2


                         NOTICE OF GUARANTEED DELIVERY

                               OFFER TO EXCHANGE

          9 1/8% SENIOR SUBORDINATED NOTES DUE 2008 (CUSIP #74956EAB4)

                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                       FOR ANY AND ALL OF ITS OUTSTANDING

                9 1/8% SENIOR NOTES DUE 2008 (CUSIP #74956EAA6)

                                       OF

                              R.H. DONNELLEY INC.


     This Notice of Guaranteed Delivery or one substantially equivalent hereto may be used to accept the Exchange Offer (as defined below) if (i) certificates for the 9 1/8% Senior Subordinated Notes due 2008 (CUSIP #74956EAA6) (the "Old Notes") of R.H. Donnelley Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) time will not permit the holder's Old Notes or other required documents to reach The Bank of New York (the "Exchange Agent") before the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus dated September [ ], 1998 (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of the Company.


                 The Exchange Agent for the Exchange Offer is:

                              THE BANK OF NEW YORK



 By Registered or Certified Mail:      By Facsimile Transmission:       By Hand or Overnight Delivery:
       The Bank of New York         (For Eligible Institutions Only)         The Bank of New York
       101 Barclay Street,                   (212) 815-6339            101 Barclay Street, Ground Level
           Floor 7 East                                                Corporate Trust Services Window
     New York, New York 10286        To Confirm By Telephone or For        New York, New York 10286
  Attention: Christopher Davis,            Information Call:            Attention: Christopher Davis,
      Reorganization Section                 (212) 815-4997                  Reorganization Unit


     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED


-------------------------------------------------------------------------------------------------------------------------------

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

       The undersigned, a firm which is a member of a registered national securities exchange or a member of the National
  Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United
  States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Old
  Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s)
  of Transmittal (or facsimile thereof) and any other documents required by such Letter of Transmittal, within five New York
  Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

       The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the
  Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.
-------------------------------------------------------------------------------------------------------------------------------

  Name of Firm: -------------------------------------------
                                                                   ------------------------------------------------------------
  Address:--------------------------------------------------       (AUTHORIZED SIGNATURE)
  ----------------------------------------------------------
  (ZIP CODE)                                                       Title:-----------------------------------------------------
  Area Code and Telephone                                          Name:---------------------------------------------------
    Number: -----------------------------------------------        (PLEASE TYPE OR PRINT)
                                                                   Date: ----------------------------------------------------

  Principal Amount of 9 1/8% Senior Subordinated Notes due     2008 (CUSIP #74956EAA6): $
  -----------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------


NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                                        2